FOR IMMEDIATE RELEASE	SCOTT J. DUNCAN
FX Energy, Inc.
August 7, 2008	3006 Highland Drive, Suite 206
Salt Lake City, Utah 84106
(801) 486-5555 Fax (801) 486-5575
www.fxenergy.com

FX Energy Reports Log Results in the Kromolice-1 Well

Salt Lake City, August 7, 2008 – FX Energy, Inc. (NASDAQ: FXEN) today reported results of the logs on the Kromolice-1 well in western Poland. The logs from the well indicate a net pay of between 50 and 65 meters. Porosity in the well is from 11% to 22%. Permeability is from 0.1 mD to 33 mD.

David Pierce, president of FX Energy stated, “The pay thickness in this well is bigger than we expected. Obviously, we are excited about this discovery based upon what we have seen from the drill stem tests and logs of the well. More work is needed before we can determine how meaningful this discovery is. We will continue to provide additional information on the Kromolice-1 well as it becomes available.”

The Polish Oil and Gas Company owns 51% of the well and is the operator. FX Energy owns 49%.

A conference call to discuss the Company’s second quarter 2008 financial and operating results will be held at 4:30 p.m. Eastern on Thursday, August 7, 2008. The call will also include a discussion of the Company’s current operations. The call will be hosted by David Pierce, FX Energy’s president and CEO and Clay Newton, VP of Finance. Financial and operating results will be released on August 7, 2008, prior to the call.

Conference call information is as follows:

Dial-In-Number: 800-289-0572

International: 913-312-1513

Request: FX Energy, Inc. Conference Call

The call will also be webcast live and interested parties may access the webcast through FX Energy’s homepage at www.fxenergy.com. A rebroadcast will also be available through the Company’s website. For those that are unable to participate in the live call, a rebroadcast will be available for two weeks beginning one hour after the completion of the call.

Replay Number: 888-203-1112

Replay International: 719-457-0820

Digital Passcode for both domestic and international: 6707724

About FX Energy

FX Energy is an independent oil and gas exploration and production company with production in the US and Poland. The Company’s main exploration activity is focused on Poland’s Permian Basin where the gas-bearing Rotliegend sandstone is a direct analog to the Southern Gas Basin offshore England. The Company trades on the NASDAQ Global Market under the symbol FXEN. Website www.fxenergy.com.

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FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements. Forward-looking statements are not guarantees. For example, exploration, drilling, development, construction or other projects or operations may be subject to the successful completion of technical work; environmental, governmental or partner approvals; equipment availability, or other things that are or may be beyond the control of the Company. Operations that are anticipated, planned or scheduled may be changed, delayed, take longer than expected, fail to accomplish intended results, or not take place at all.

In carrying out exploration it is necessary to identify and evaluate risks and potential rewards. This identification and evaluation is informed by science but remains inherently uncertain. Subsurface features that appear to be possible traps may not exist at all, may be smaller than interpreted, may not contain hydrocarbons, may not contain the quantity or quality estimated, or may have reservoir conditions that do not allow adequate recovery to render a discovery commercial or profitable. Forward-looking statements about the size, potential or likelihood of discovery with respect to exploration targets are certainly not guarantees of discovery or of the actual presence or recoverability of hydrocarbons, or of the ability to produce in commercial or profitable quantities. Estimates of potential typically do not take into account all the risks of drilling and completion nor do they take into account the fact that hydrocarbon volumes are never 100% recoverable. Such estimates are part of the complex process of trying to measure and evaluate risk and reward in an uncertain industry.

Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's SEC reports or visit FX Energy's website at www.fxenergy.com.